Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-123513, No. 333-134045 and No. 333-165495 on Form S-8 of our report dated February 28, 2012, relating to the financial statements of AIXTRON SE (which report expresses an unqualified opinion) and Management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 20-F of AIXTRON SE for the year ended December 31, 2011.

/s/ Deloitte & Touche GmbH Wirtschaftsprüfungsgesellschaft

Deloitte & Touche GmbH
Wirtschaftsprüfungsgesellschaft
Duesseldorf, Germany, February 28, 2012